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                                                                     EXHIBIT 5.1
                                              OPINION OF MORRISON & FOERSTER LLP

                                October 24, 2001

Franklin Receivables LLC
47 West 200 South
Suite 500
Salt Lake City, UT 84101

     Re:  Form S-3 Registration Statement

Ladies and Gentlemen:

         We have acted as counsel to Franklin Receivables LLC, a Delaware limited liability company (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's Registration Statement on Form S-3 (together with the exhibits and any and all amendments thereto, the "Registration Statement"), on October __, 2001, under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration by the Company of asset-backed notes and asset-backed certificates (collectively, the "Asset-Backed Securities"). As described in the Registration Statement, the Asset-Backed Securities will be issued in series (and may be issued in classes within any given series), with each series being issued by a trust (each, a "Trust") to be formed by the Company pursuant to either a trust agreement or a pooling and servicing agreement (each, a "Trust Agreement") among the Company, a trustee to be determined (each, a "Trustee") and such other parties to be determined.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, documents and instruments of the Company (individually, a "Document" and, collectively with the Asset-Backed Securities and the Registration Statement, the "Documents") and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein. We have also examined the Registration Statement. In such examination, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority (or if such party is an individual, the capacity) to execute and deliver, and to perform and observe the provisions of, the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

         The opinions hereinafter expressed are subject to the following qualifications and exceptions:

         (i) The effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination;

         (ii) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents, and the effect of judicial decisions that have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable, or where a default under a provision of any Document is not material;

         (iii) Except to the extent encompassed by an opinion set forth below with respect to the Company, the effect on the opinions expressed herein of (a) the compliance or non-compliance of any party to the Documents with any law, regulation or order applicable to it or (b) the legal or regulatory status or the nature of the business of any such party;

         (iv) We express no opinion as to the compliance by the Company with any state securities law;

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         (v)    The effect of judicial decisions which may permit the
         introduction of extrinsic evidence to supplement the terms of the Documents or to aid in the interpretation of the Documents;

         (vi) The enforceability of provisions of the Documents providing for indemnification or contribution, to the extent such indemnification or contribution is against public policy;

         (vii) The enforceability of provisions of the Documents which are construed as effectively imposing a penalty;

         (viii) We express no opinion as to the enforceability of provisions of the Documents which purport to establish evidentiary standards or to make determinations conclusive or powers absolute;

         (ix) The enforceability of any provisions of the Documents requiring the Company to submit to the jurisdiction of any New York federal court or providing that disputes arising under the Documents are to be determined by any such court; and

         (x) Our opinion is based upon current statutes, rules, regulations, cases and official interpretive opinions, and it covers certain items that are not directly or definitively addressed by such authorities.

         In connection with our opinions expressed below, we have assumed that, at or prior to the time of the delivery of any such Asset-Backed Security, (a) the Registration Statement, and any amendments thereto (including post-effective amendments), will have been declared effective, (b) a prospectus supplement will have been prepared and filed with the Commission describing the Asset-Backed Securities offered thereby, (c) the amount, price, interest rate and other principal terms of the Asset-Backed Securities have been or will be duly approved by the Board of Directors (or the authorized designees) of the Company,
(d) the related Trust Agreement will have been duly authorized, executed and delivered by the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (e) the Asset-Backed Securities will have been duly executed by the Trustee and authenticated by the Trustee in accordance with the Trust Agreement and sold and delivered by the Company against payment therefor, and (f) the authorization of the Asset-Backed Securities applicable to such Asset-Backed Security will not have been modified or rescinded by the Board of Directors (or the authorized designees) of the Company and there will not have occurred any change in law affecting the validity or enforceability of such Asset-Backed Security. We have also assumed that none of the terms of any Asset-Backed Security to be established subsequent to the date hereof, the issuance and delivery of such Asset-Backed Security, nor the compliance by the Company with the terms of such Asset-Backed Security, will violate any applicable federal or state law or will result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.

         Based upon and subject to the foregoing, we are of the opinion that any Asset-Backed Securities, when sold in the manner described in the Registration Statement and all necessary corporate action has been taken in connection therewith, will be the binding obligation of the applicable Trust.

         We express no opinion as to matters governed by any laws other than the substantive laws of the State of New York (including its applicable choice-of-law rules), the General Corporation Law of the State of Delaware and the Federal laws of the United States of America, in each case which are in effect on the date hereof. We express no opinion as to the effect on the opinions of any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. We have assumed that the transactions contemplated by the Documents does not violate the public policy of any jurisdiction, other than the State of New York, having a substantial relationship to the transactions contemplated by the Documents, and that no provision of any law of the State of New York applicable to the Documents violates the public policy of any such other jurisdiction.

         We hereby consent to the filing of this opinion with the Commission in connection with the filing of the Registration Statement and any amendments thereto referred to above in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. We also consent to the use of

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our name in the related prospectus and prospectus supplement under the heading
"Legal Opinions." In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

         This opinion may be relied upon only in connection with the issuance of Asset-Backed Securities while the Registration Statement is in effect.


                                         Very truly yours,
                                         /s/ MORRISON & FOERSTER LLP
                                         ----------------------------
                                         Morrison & Foerster LLP